UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

COMSTOCK INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35200	65-0955118
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

117 American Flat Road, Virginia City, Nevada 89440
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (775) 847-5272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On January 21, 2026, Comstock Inc. (the “Company") announced it entered into a Royalty Purchase and Sale Agreement (the “Purchase and Sale Agreement") with Mackay Precious Metals Inc., a Delaware corporation (“Mackay”), pursuant to which the Company sold to Mackay 100% of the Company’s right, title, and interest in and to a 1.5% net smelter returns royalty (the “Royalty”) and the related Net Smelter Returns Royalty Agreement dated December 18, 2024 (the “NSR Royalty Agreement”), covering certain patented and unpatented mining claims and leased properties located in Storey County, Nevada, for an aggregate purchase price of $1,100,000 cash, of which a non-refundable deposit of $100,000 was paid in cash on the effective date of the Purchase and Sale Agreement and $1,000,000 was paid in cash on January 20, 2026.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: January 21, 2026	By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman and Chief Executive Officer